Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement of Gaiam, Inc. on Form S-8, of our report dated March 12, 2009, relating to the consolidated financial statements appearing in Gaiam, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

Ehrhardt Keefe Steiner & Hottman PC

August 17, 2009

Denver, Colorado